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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A
              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      SALOMON SMITH BARNEY HOLDINGS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    New York                                 11-2418067
    (STATE OF INCORPORATION OR ORGANIZATION)              (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)

              388 Greenwich Street,
               New York, New York                               10013
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

    If this form relates to the              If this form relates to the
    registration of a class of               registration of a class of
    securities pursuant to Section           securities pursuant to Section
    12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
    effective pursuant to General            effective pursuant to General
    Instruction A.(c), please check          Instruction A.(d), please check
    the following box.          [x]          the following box.         [ ]

Securities Act registration statement file number to which this form relates:

                                                                  333-55650
                                                                 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH                        NAME OF EACH EXCHANGE
                 CLASS                                  ON WHICH
                TO BE SO                           EACH CLASS IS TO BE
               REGISTERED                              REGISTERED
             -------------                        ---------------------
Notes Exchangeable for the Common Stock          American Stock Exchange
of Pfizer Inc., Due 2008

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus, dated February 23, 2001 (Registration No. 333-55650) (the "Prospectus"), as supplemented by the information under the headings "Risk Factors" and "Description of the Notes" on pages S-3 through S-5 and S-7 through S-30, respectively, of the Registrant's Prospectus Supplement relating to Medium-Term Notes, Series K and Series L, dated March 1, 2001 (the "Prospectus Supplement"), and under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Notes" and "Description of the Notes" on pages PS-2 through PS-4, PS-5 through PS-8 and PS-9 through PS-15, respectively, of the Registrant's related preliminary Pricing Supplement, Subject to Completion, dated July 26, 2001, which information is incorporated herein by reference and made part of this Registration Statement in its entirety, as well as to the additional information set forth below. The description of the Notes contained in the final Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.       EXHIBITS.

      99(A). Prospectus, dated February 23, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated February 27, 2001).

      99(B). Prospectus Supplement relating to Medium-Term Notes, Series K and Series L, dated March 1, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated March 2, 2001).

      99(C). Preliminary Pricing Supplement describing the Notes Exchangeable for the Common Stock of Pfizer Inc., Due 2008, Subject to Completion, dated July 26, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 30, 2001).

      99(D). Form of Note (incorporated by reference to Exhibit 4(aa) to the Registrant's Registration Statement No. 333-55650).

      99(E). Senior Debt Indenture between the Registrant and Bank One Trust Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to
Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third Supplemental Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a Fourth Supplemental Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a Seventh Supplemental Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29, 1996, a Ninth Supplemental Indenture, dated as of November 20, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20, 1996), a Tenth Supplemental Indenture, dated as of November 28, 1997


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(incorporated by reference to Exhibit 4(l) to the Registrant's Registration
Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No.333-38931).

      Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.




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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Salomon Smith Barney Holdings Inc.
                                                (REGISTRANT)



Date:  August 14, 2001                  By:        /S/ Geoffrey S. Richards
                                           ---------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title: Vice President





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                                INDEX TO EXHIBITS

      Exhibit No.                              Exhibit
      -----------                              -------
      99(A).         Prospectus, dated February 23, 2001 (incorporated by
                     reference to the Registrant's filing under Rule 424(b)(5)
                     dated February 27, 2001).

      99(B).         Prospectus Supplement relating to Medium-Term Notes,
                     Series K and Series L, dated March 1, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated March 2, 2001).

      99(C).         Preliminary Pricing Supplement describing the Notes
                     Exchangeable for the Common Stock of Pfizer Inc., Due 2008,
                     Subject to Completion, dated July 26, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 30, 2001).

      99(D). Form of Note (incorporated by reference to Exhibit 4(aa) to the Registrant's Registration Statement No. 333-55650).

      99(E).         Senior Debt Indenture between the Registrant and Bank One
                     Trust Company, N.A. (as successor trustee to Citibank,
                     N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7,
                     1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a
                     Second Supplemental Indenture, dated June 12, 1991
                     (incorporated by reference to Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third
                     Supplemental Indenture, dated as of July 1, 1992
                     (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a
                     Fourth Supplemental Indenture, dated as of October 29,
                     1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth
                     Supplemental Indenture, dated as of December 14, 1993
                     (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth
                     Supplemental Indenture, dated as of December 29, 1994
                     (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a
                     Seventh Supplemental Indenture, dated as of February 1,
                     1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an
                     Eighth Supplemental Indenture, dated as of May 8, 1996
                     (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29,
                     1996, a Ninth Supplemental Indenture, dated as of November
                     20, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20,
                     1996), a Tenth Supplemental Indenture, dated as of November 28, 1997 (incorporated by reference to Exhibit
                     4(l) to the Registrant's Registration Statement No.
                     333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit
                     4(tt) to Post-Effective Amendment No. 1 to the
                     Registrant's Registration Statement No. 333-38931).
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